U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2008

On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15117	84-1280679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Drive, Clifton Park, NY	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 348-0099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2008, On2 Technologies, Inc. (the “Company”) and Matthew C. Frost, currently the Company’s Executive Vice President and General Counsel, agreed that, upon the resignation of the Company’s current chief executive officer, Mr. Frost would serve as the Company’s interim chief executive officer until a replacement chief executive officer has accepted employment with the Company. On June 11, 2008, the Company and Mr. Frost also agreed that Mr. Frost would serve as the Company’s chief operating officer. The Company, acting through the Compensation Committee of its Board of Directors, and Mr. Frost intend to negotiate an amendment to his existing employment agreement to modify Mr. Frost’s compensation package and to reflect his new responsibilities. See Item 5.02(c) below in this Current Report.

On June 13, 2008, the Company issued a press release announcing Mr. Frost’s appointments to these executive offices. A copy of that press release is attached as Exhibit 99.1.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 11, 2008, the Company and Bill Joll, President, Chief Executive Officer and a director of the Company, agreed to terminate Mr. Joll’s existing employment agreement with the Company, dated May 1, 2006 (the “Existing Employment Agreement”), except to the extent that the respective obligations of the parties survive termination of the Existing Employment Agreement. See Items 5.02(b) and 5.02(c) below in this Current Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Bill Joll

On June 13, 2008, On2 announced that Mr. Joll had agreed to resign from all the offices and directorships he held with the Company and the Company’s direct and indirect subsidiaries effective immediately and to terminate his employment with the Company on September 30, 2008. A copy of the press release announcing Mr. Joll’s resignation is attached as Exhibit 99.1.

(c)	Appointment of Mr. Frost as Interim CEO and COO

On June 10, 2008, the Company’s Board of Directors appointed Matthew C. Frost, currently the Company’s Executive Vice President and General Counsel, as its interim chief executive officer effective upon the resignation of the Company’s current chief executive officer and until a replacement chief executive officer accepts employment with the Company, and further appointed Mr. Frost as the Company’s chief operating officer.

(e)	Transition Agreement with Mr. Joll

On June 11, 2008, On2 entered into a transition agreement with Mr. Joll (the “Transition Agreement”) providing for his resignation from those offices and directorships that he held with the Company and its subsidiaries and his termination of employment with the Company on September 30, 2008. The Transition Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The summary of the Transition Agreement set forth below is qualified in its entirety by reference to the text of the Transition Agreement.

Under the Transition Agreement and subject to the terms and conditions set forth therein, Mr. Joll resigned effective immediately from all of the offices and directorships that he held with the Company and its subsidiaries. During the remaining period of his employment, Mr. Joll will serve as an advisor to the Company’s chief executive officer. Mr. Joll’s responsibilities will be to transition to the Company’s personnel his existing customer account relationships and business development relationships and to perform such other advisory duties as the Company’s chief executive officer may assign to him. During this interim period, Mr. Joll will not undertake any business activities as an advisor to the Company or otherwise on behalf of the Company without the approval of the chief executive officer.

Pursuant to the terms of the Transition Agreement, Mr. Joll will continue to receive his base salary as set by the Existing Employment Agreement and remain eligible to participate in the Company’s employee benefit plans (other than incentive compensation plans) through September 30, 2008. At the end of this period of employment, the Company will pay Mr. Joll his accrued but unused vacation days and will reimburse him for appropriate and reasonable expenses that he has incurred.

Beginning on October 1, 2008, Mr. Joll will be entitled to receive the compensation and employee benefits (excluding any incentive compensation program) that he would have been entitled to receive if his employment had been entitled to receive had been terminated without cause on September 30, 2008 under the Existing Employment Agreement, with two exceptions:

(a)  Mr. Joll’s salary for the year ending September 30, 2009 will be paid in accordance with the Company’s normal practices through February 28, 2009 and the remaining balance of the annual base salary will be paid prior to March 15, 1009; and

(b)  Mr. Joll’s duty to mitigate his right to payment will terminate on March 15, 2009.

The Transition Agreement provides that, with respect to Mr. Joll’s outstanding stock options, Mr. Joll’s 1,500,000 stock options granted under the Company’s 2005 Incentive Compensation Plan, all of which had vested prior to the date of the Transition Agreement, will be exercisable through September 30, 2010. If he has not fully exercised his options by that date, the Company will in good faith consider a request for a further extension of the exercisability of his options at that time. Mr. Joll’s 107,629 shares of restricted stock, which the Company granted to him on November 13, 2007 under its 2005 Incentive Compensation Plan, will vest on September 30, 2008.

The Transition Agreement also provides that Mr. Joll’s covenant not to compete with the Company survives and extends through September 30, 2009.

Mr. Joll has given the Company, its officers, directors, employees, agents and advisors a general release of any claims arising out of the termination of his employment. Mr. Joll’s release does not apply to any claim that arises after June 11, 1008, any claim that may not be waived by law and any claim by Mr. Joll to enforce the Transition Agreement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 11, 2008 the Company’s Board of Directors amended the Company’s bylaws to provide that the President of the Company shall serve as the Company’s chief executive officer and that such officer as the Board of Directors may direct, including the President, shall serve as the Company’s chief operating officer.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
3(ii)	Amendment of Bylaws

10.1	Transition Agreement, dated June 10, 2008, between On2 Technologies, Inc. and Bill Joll.

99.1	Press release dated June 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ON2 TECHNOLOGIES, INC.

Date: June 13, 2008	By:	/s/ Matthew C. Frost
	Name:	Matthew C. Frost
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Amendment of Bylaws

10.1	Transition Agreement and General Release, dated June 10, 2008, between On2 Technologies, Inc. and Bill Joll.

99.1	Press release dated June 13, 2008.